UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2005 (December 30, 2004)

GUESS?, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

1444 S. Alameda Street Los Angeles, California 90021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 30, 2004, Guess?, Inc. (the “Company”) and certain of its affiliates entered into an amendment to their loan agreement with Congress Financial Corporation (Western). The amendment, among other things, (i) increases to $55,000,000 the aggregate amount of letters of credit that may be outstanding under the loan agreement, and limits the amount of letters of credit that may be issued in currencies other than U.S. dollars to $35,000,000, (ii) permits the acquisition by the Company and its affiliates of the remaining shares of capital stock not currently owned by the Company and its affiliates of Maco Apparel S.p.A., a licensee of the Company, and (iii) permits the guarantee of certain indebtedness by the Company and its affiliates in connection with the acquisition. The Company and its affiliates have also entered into an amendment to a Canadian loan agreement with Congress Financial Corporation (Canada) that contains provisions similar to those described in clauses (ii) and (iii) above.

Item 9.01.                                       Financial Statements and Exhibits.

(c)                                  Exhibits

1.1                               Amendment to the loan agreement with Congress Financial Corporation (Western) dated December 30, 2004.

1.2                               Amendment to the loan agreement with Congress Financial Corporation (Canada) dated December 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Los Angeles, State of California, on January 5, 2005.

GUESS?, INC.

By:	/s/ Maurice Marciano
Maurice Marciano
Co-Chairman of the Board,
Co-Chief Executive Officer and
Director

EXHIBIT INDEX

Exhibit No.	Description

1.1	Amendment to the loan agreement with Congress Financial Corporation (Western) dated December 30, 2004.

1.2	Amendment to the loan agreement with Congress Financial Corporation (Canada) dated December 30, 2004.